UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017 (August 4, 2017)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Restatement of ABL Credit Agreement

On August 4, 2017, Navistar, Inc. (the “Borrower”) entered into a Second Amended and Restated ABL Credit Agreement (the “Amended ABL Credit Agreement”), among the Borrower, the Lenders (as defined therein) party thereto, Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents. The Amended ABL Credit Agreement amended and restated the existing senior secured, asset-based revolving credit facility entered into on August 17, 2012.

The Amended ABL Credit Agreement, among other things, (i) reduces the size of the revolving credit facility from $175,000,000 to $125,000,000, (ii) reduces the interest rate applicable to the outstanding borrowings under the revolving credit facility by an average of 0.50% and reduces the fees applicable to cash collateralized letters of credit by an average of 1.00%, (iii) extends the maturity date from May 18, 2018 to August 4, 2022, subject to a springing maturity based upon the maturity of the Borrower’s Senior Secured Term Loan and the maturity of Navistar International Corporation’s Senior Notes, (iv) provides for a maximum amount of uncommitted new revolving commitments of $150,000,000, (v) provides for an unlimited amount of secured and unsecured debt so long as the maturity is after the maturity date of the Amended ABL Credit Agreement, there is no default under the Amended ABL Credit Agreement and any collateral does not include assets that are part of the borrowing base for the Amended ABL Credit Agreement, (vi) reduces the liquidity block from $35,000,000 to $12,500,000, and (vii) increases various debt and investment baskets. Under the terms of the Amended ABL Credit Agreement, the interest rate on the outstanding borrowings is based, at the Borrower’s option, on an adjusted eurodollar rate, plus a margin of 2.75%, or an alternate base rate, plus a margin of 1.75%. In connection with the Amended ABL Credit Agreement, the Borrower paid certain fees, the total of which the Borrower does not believe is material to its financial position or results of operations.

The foregoing description of the Amended ABL Credit Agreement is qualified in its entirety by reference to the Amended ABL Credit Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated ABL Credit Agreement, among Navistar, Inc., as Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION (Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated ABL Credit Agreement, among Navistar, Inc., as Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents.